                          CALCULATION AGENCY AGREEMENT

     CALCULATION AGENCY AGREEMENT, dated as of August 27, 2003 (the
"Agreement"), between Lehman Brothers Holdings Inc. (the "Company") and Lehman
Brothers Inc., as Calculation Agent.

     WHEREAS, the Company proposes to issue and sell its Notes, Performance
Linked to the Value of a Common Stock, a Stock Index, a Basket of Common Stocks
or a Basket of Stock Indices (the "Securities") from time to time;

     WHEREAS, the terms of each series of the Securities will be described in a pricing supplement (each such pricing supplement, a "Pricing Supplement") and a prospectus supplement, dated August 20, 2003 (the "Synthetic Convertible
Prospectus Supplement"), to the prospectus dated June 14, 2001, as supplemented by a prospectus supplement dated June 14, 2001;

     WHEREAS, the Securities will be issued under an Indenture, dated as of
September 1, 1987, between the Company and Citibank, N.A., as Trustee (the
"Trustee"), as supplemented and amended by supplemental indentures dated as of
November 25, 1987, November 27, 1990, September 13, 1991, October 4, 1993,
October 1, 1995, and June 26, 1997, and incorporating Standard Multiple Series
Indenture Provisions dated July 30, 1987, as amended November 16, 1987
(collectively, the "Indenture"); and

     WHEREAS, the Company requests the Calculation Agent to perform certain services described herein in connection with the Securities;

     NOW THEREFORE, the Company and the Calculation Agent agree as follows:

          1. Appointment of Agent. The Company hereby appoints Lehman Brothers
     Inc. as Calculation Agent and Lehman Brothers Inc. hereby accepts such appointment as the Company's agent for the purpose of performing the services hereinafter described upon the terms and subject to the conditions hereinafter mentioned.

          2. Calculations and Information Provided. In response to a request made by the Trustee for a determination of the Maturity Payment Amount due at Stated Maturity of the Securities, the Redemption Payment Amount and the
     Optional Repurchase Payment Amount, the Calculation Agent shall determine such Payment Amount and notify the Trustee of its determination. The
     Calculation Agent shall also be responsible for (a) the determination of the Settlement Value, (b) in the case of Securities whose performance is linked to a common stock or a basket of common stocks, the Closing Price of each Settlement Value Security on any date that the Settlement Value is to be determined, (c) in the case of Securities whose performance is linked to a common stock or a basket of common stocks, the Multipliers for each of the Settlement Value Securities, (d) in the case of Securities whose performance is linked to a common stock or a basket of common stocks, whether adjustments to the Multipliers should be made, (e) in the case of
     Securities whose performance is linked to an index or a basket of

                                                                               2

     indices, the Closing Level of each Relevant Index on any date that the
     Settlement Value is to be determined, (f) in the case of Securities whose performance is linked to an index or a basket of indices, whether adjustment to any Relevant Index should be made, (g) in the case of
     Securities whose performance is linked to an index or a basket of indices, the determination of the Successor Index if publication of a Relevant Index is discontinued, (h) whether a Market Disruption Event has occurred, (i) if the Company elects the Stock Settlement Option, the number of shares of the
     Index Stock (and of any other equity securities used in the calculation of the Settlement Value), and the value of any fractional shares thereof, equal to the Maturity Payment Amount, (j) the Amortized Principal Amount,
     if applicable and (k) the amount payable upon repayment of the Securities on any Optional Reset Date, if applicable. The Calculation Agent shall notify the Trustee of all such determinations and any such adjustment or if a Market Disruption Event with respect to a series of Securities has occurred. Annex A hereto sets forth the procedures the Calculation Agent will use to determine the information described in this Section 2 with respect to a series of Securities.

          3. Calculations. Any calculation or determination by the Calculation
     Agent pursuant hereto shall (in the absence of manifest error) be final and binding. Any calculation made by the Calculation Agent hereunder shall, at the Trustee's request, be made available at the Corporate Trust Office.

          4. Fees and Expenses. The Calculation Agent shall be entitled to reasonable compensation for all services rendered by it as agreed to between the Calculation Agent and the Company.

          5. Terms and Conditions. The Calculation Agent accepts its obligations herein set out upon the terms and conditions hereof, including the following, to all of which the Company agrees:

               (a) in acting under this Agreement, the Calculation Agent is acting solely as an independent expert of the Company and does not assume any obligation toward, or any relationship of agency or trust for or with, any of the holders of the Securities;

               (b) unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company or the Trustee made or given under any provision of this
          Agreement shall be sufficient if signed by any person who the
          Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company or the Trustee, as the case may be;

               (c) the Calculation Agent shall be obliged to perform only such duties as are set out specifically herein and any duties necessarily incidental thereto;

               (d) the Calculation Agent, whether acting for itself or in any other capacity, may become the owner or pledgee of Securities with the same rights as it would have had if it were not acting hereunder as
          Calculation Agent; and

               (e) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its gross negligence or wilful misconduct.

          6. Resignation; Removal; Successor. (a) The Calculation Agent may at
     any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a

                                                                               3

     successor Calculation Agent and acceptance of such appointment by such successor Calculation Agent, as hereinafter provided. The Calculation Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. In the event a successor Calculation Agent has not been appointed and has not accepted its duties within 90 days of the Calculation Agent's notice of resignation, the
     Calculation Agent may apply to any court of competent jurisdiction for the designation of a successor Calculation Agent.

          (b) In case at any time the Calculation Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Calculation Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Calculation Agent shall be appointed by the Company by an instrument in writing, filed with the successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment, the Calculation Agent so superseded shall cease to be
     Calculation Agent hereunder.

          (c) Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, to the Company and to the
     Trustee an instrument accepting such appointment hereunder and agreeing to be bound by the terms hereof, and thereupon such successor Calculation
     Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as
     Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Calculation Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Calculation Agent hereunder.

          (d) Any corporation into which the Calculation Agent hereunder may be merged or converted or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Calculation
     Agent shall be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          7. Certain Definitions. Terms not otherwise defined herein or in Annex
     A hereto are used herein as defined in the Indenture or the Securities.

          8. Indemnification. The Company will indemnify the Calculation Agent against any losses or liability which it may incur or sustain in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from the gross negligence or wilful misconduct of the Calculation Agent or any of its agents or employees. The

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     Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for or in respect of any action taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Company.

          9. Notices. Any notice required to be given hereunder shall be delivered in person, sent (unless otherwise specified in this Agreement) by letter, telex or facsimile transmission or communicated by telephone
     (confirmed in a writing dispatched within two Business Days), (a) in the case of the Company, to it at 745 Seventh Avenue, New York, New York 10019
     (facsimile: (646) 758-3204) (telephone: (212) 526-7000), Attention:
     Treasurer, with a copy to 399 Park Avenue, New York, New York 10022
     (facsimile: (212) 526-0357) (telephone: (212) 526-7000), Attention:
     Corporate Secretary, (b) in the case of the Calculation Agent, to it at 745
     Seventh Avenue, New York, New York 10019 (facsimile: (646) 758-4942)
     (telephone: (212) 526-7000), Attention: Equity Derivatives Trading and (c)
     in the case of the Trustee, to it at 111 Wall Street, 5th Floor, New York,
     New York 10043 (facsimile: (212) 657-3836) (telephone: (212) 657-7805),
     Attention: Corporate Trust Department or, in any case, to any other address or number of which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telex, facsimile or letter shall be deemed to be served when in the ordinary course of transmission or post, as the case may be, it would be received.

          10. Governing Law. This Agreement shall be governed by and continued
     in accordance with the laws of the State of New York.

          11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          12. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto and their successors and assigns, and no other person shall acquire or have any rights under or by virtue hereof.

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     IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                       LEHMAN BROTHERS HOLDINGS INC.

                                       By:
                                           -------------------------------------
                                           Name:  Barrett S. DiPaolo
                                           Title: Vice President

                                       LEHMAN BROTHERS INC.,
                                         as Calculation Agent

                                       By:
                                           -------------------------------------
                                           Name:  Barrett S. DiPaolo
                                           Title: Senior Vice President

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                                     ANNEX A

          1. The Settlement Value Securities.

     In the case of Securities whose performance is linked to a common stock or a basket of common stocks, the "Settlement Value Securities" shall mean the securities included in the Settlement Value from time to time and shall initially be (i) in the case of Securities whose performance is linked to a common stock, the Index Stock specified in the relevant Pricing Supplement or
(ii) in the case of Securities whose performance is linked to a basket of common stocks, the common stocks in the basket specified in the relevant Pricing
Supplement, unless adjusted for certain extraordinary corporate events as described herein.

          2. The Relevant Indices

     In the case of Securities whose performance is linked to a stock index or a basket of stock indices, the "Relevant Indices" shall mean each of the indices specified in the relevant Pricing Supplement (each, a "Relevant Index").

          3. Determination of the Payment Amount.

     The Calculation Agent shall determine the Payment Amount payable for each
Security.

     The amount payable at Stated Maturity for each $1,000 principal amount of
Securities (the "Maturity Payment Amount") shall equal (i) the greater of (a)
$1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Stated Maturity Date. The amount payable upon a Redemption of each $1,000 principal amount of Securities (the "Redemption
Payment Amount") shall equal (i) the greater of (a) $1,000 and (b) the
Alternative Redemption Amount and (ii) any accrued but unpaid interest through but excluding the Non-Delaying Event Redemption Date or, if a Delaying Event
occurs, through the Delaying Event Redemption Date. The amount payable upon a
Repurchase of each $1,000 principal amount of Securities (the "Optional
Repurchase Payment Amount") shall equal (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event
Repurchase Date or, if a Delaying Event occurs, through but excluding the
Delaying Event Repurchase Date.

     The Settlement Value used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent.

          4. Multipliers.

     "Multiplier" shall mean, with respect to each Settlement Value Security, the number of shares or other units (including any fractional share or other unit expressed as a decimal) of the Settlement Value Security included in the calculation of the Settlement Value. The initial Multipliers relating to the
Index Stock or the common stocks included in the basket, as the case may be, initially the only Settlement Value Securities, shall be specified in the relevant Pricing Supplement. The initial Multiplier for any other security which may subsequently become a Settlement Value Security shall be the number of shares or other units of such security which are to be included in the calculation of the Settlement Value at the time the security becomes a
Settlement Value Security. The Multiplier with respect to any Settlement Value
Security shall remain constant unless adjusted for certain extraordinary corporate events as described below.

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          5. Adjustments to the Multipliers and the Settlement Value Securities.

     Adjustments to a Multiplier and the Settlement Value Securities shall be made in the circumstances described below. For purposes of the following adjustments, except as noted below, American Depositary Receipts ("ADRs") shall be treated like common stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

          (a) If a Settlement Value Security is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier relating to such Settlement Value Security shall be adjusted. The Multiplier shall be adjusted to equal the product of the number of shares outstanding of the Settlement Value Security after the split with respect to each share of such
Settlement Value Security immediately prior to effectiveness of the split and the prior Multiplier.

          (b) If a Settlement Value Security is subject to an extraordinary stock dividend or extraordinary stock distribution that is given equally to all holders of shares, then once the Settlement Value Security is trading ex-dividend, the Multiplier for such Settlement Value Security shall be increased by the product of the number of shares of such Settlement Value
Security issued with respect to one share of such Settlement Value Security and the prior Multiplier.

          (c) If the issuer of a Settlement Value Security, or if a Settlement
Value Security is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Settlement Value Security shall continue to be included in the calculation of the Settlement Value so long as the primary exchange, quotation system or market is reporting a market price for the Settlement Value Security. If a market price, including a price on a bulletin board service, is no longer available for a Settlement Value Security, then the value of the Settlement Value Security shall equal zero for so long as no market price is available, and no attempt shall be made to find a replacement stock or increase the Settlement Value to compensate for the deletion of such
Settlement Value Security.

          (d) If the issuer of a Settlement Value Security, or if a Settlement
Value Security is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Settlement Value Security are entitled to receive cash, securities, other property or a combination thereof in exchange for the
Settlement Value Security, then the following shall be included as "Settlement
Property":

               (i) To the extent cash is received, the Settlement Property shall include an amount of cash equal to the product of (1) the cash consideration per share of Settlement Value Security, (2) the Multiplier for the Settlement Value Security and (3) the number of Securities outstanding, each determined as of the time the holders of the Settlement
     Value Security are entitled to receive the cash consideration (the "M&A
     Cash Component"), plus accrued interest. If the cash received is denominated in a foreign currency, such cash shall then be converted into
     U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00
     a.m., New York City time. If there are several quotes for the Official W.M.
     Reuters Spot Closing Rate at that time, the first quoted rate starting at
     11:00 a.m. shall be the rate used. If there is no such Official W.M.
     Reuters Spot

                                                                               8

     Closing Rate for a country's currency at 11:00 a.m., New York City time, the foreign currency-denominated cash shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m.,
     New York City time. Interest shall accrue beginning the first London
     Business Day after the day that holders of the Settlement Value Security receive the cash consideration until the Stated Maturity (the "M&A Cash
     Component Interest Accrual Period"). Interest shall accrue on the M&A Cash
     Component at a rate equal to the London Interbank Offered Rate ("LIBOR")
     with a term corresponding to the M&A Cash Component Interest Accrual
     Period.

               (ii) To the extent that equity securities that are traded or listed on an exchange, quotation system or market are received, once the exchange for the new securities has become effective, the former Settlement
     Value Security shall be removed from the calculation of the Settlement
     Value and the Settlement Property will include a number of shares of the new security per outstanding Security equal to the Multiplier for the new security as a new Settlement Value Security. The Multiplier for the new
     Settlement Value Security shall equal the product of the last value of the
     Multiplier of the original Settlement Value Security and the number of securities of the new Settlement Value Security exchanged with respect to one share of the original Settlement Value Security.

              (iii) To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the "Fair Market Value" of the securities or other property received per share of Settlement Value Security based on the Average
     Execution Price. The Settlement Property shall include an amount of cash equal to the product of (1) the Fair Market Value per share of Settlement
     Value Security , (2) the Multiplier for the Settlement Value Security and
     (3) the number of Securities outstanding (the "M&A Sale Component"). The
     Multiplier and the number of Securities outstanding will be determined as of the time holders of the Settlement Value Security are entitled to receive the securities or other property. The Settlement Value shall also include accrued interest on the M&A Sale Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of
     Holdings sells the securities or other property used to hedge Holdings'
     obligations under the Securities until the Stated Maturity (the "M&A Sale
     Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the M&A Sale Component Interest
     Accrual Period.

          (e) If all of the shares of a Settlement Value Security of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than such Settlement Value Security, whether by capital reorganization, recapitalization or reclassification or otherwise, then, once the conversion has become effective, the former Settlement
Value Security shall be removed from the calculation of the Settlement Value and the Settlement Property will include a number of shares of the new common stock per outstanding Security equal to the Multiplier for the new common stock as a new Settlement Value Security. The Multiplier for each new Settlement Value
Security shall equal the product of the last value of the Multiplier of the original Settlement Value Security and the number of shares of the new
Settlement Value Security issued with respect to one share of the original
Settlement Value Security.

                                                                               9

          (f) If the issuer of a Settlement Value Security, or if a Settlement
Value Security is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, quotation system or market of an issuer other than itself, then the Settlement Property shall include a number of shares of the new common stock per outstanding Security equal to the Multiplier for the new common stock or other equity security as a new Settlement Value Security. The
Multiplier for the new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original Settlement Value
Security and the number of shares of the new Settlement Value Security with respect to one share of the original Settlement Value Security.

          (g) If an ADR is no longer listed or admitted to trading on a United
States securities exchange registered under the Securities Exchange Act of 1934 or is no longer a security quoted on The Nasdaq Stock Market, then the ADR shall be removed from the calculation of the Settlement Value, the foreign share underlying the ADR shall be deemed to be a new common stock and the Settlement
Property shall include a number of shares of new common stock per outstanding
Security equal to the Multiplier for the new common stock as a new Settlement
Value Security. The initial Multiplier for that new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original ADR and the number of underlying foreign shares represented by a single such ADR.

          (h) If a Settlement Value Security is subject to an extraordinary dividend or an extraordinary distribution, including upon liquidation or dissolution, of cash, equity securities that are not traded or listed on an exchange, quotation system or market, non-equity securities or other property of any kind which is received equally by all holders of such Settlement Value
Security, then the Settlement Property shall include the following:

               (i) To the extent cash is entitled to be received, the Settlement
     Property shall include on each day after the time that the Settlement Value
     Security trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received per share of Settlement Value Security multiplied by the Multiplier for the
     Settlement Value Security on such day and by the number of Securities outstanding on such day, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received (the "PV Extraordinary Cash Component"). When the cash consideration is received, the PV Extraordinary Cash Component shall be deleted from the Settlement Value and the Settlement Property shall include an amount of cash equal to the product of (1) the cash consideration per share of Settlement Value Security, (2) the Multiplier for the Settlement
     Value Security and (3) the number of Securities outstanding, each determined as of the time the holders of the Settlement Value Security are entitled to receive the cash consideration (the "Extraordinary Cash
     Component"), plus accrued interest. If the cash consideration received or entitled to be received is denominated in a foreign currency, such cash or the present value of such cash, as the case may be, shall be converted into
     U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00
     a.m., New York City time. If there are several quotes for the Official W.M.
     Reuters Spot Closing Rate at that time, the first quoted rate starting at
     11:00 a.m. shall be the rate used. If there is no such Official W.M.
     Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York
     City time, the foreign currency-denominated cash shall be converted into
     U.S. dollars using the last available U.S. dollar cross-rate quote before
     11:00 a.m., New York City time. Interest shall accrue on the Extraordinary
     Cash Component beginning the first London Business Day after the day that holders of the Settlement Value Security are entitled to receive the

                                                                              10

     Extraordinary Cash Component until the Stated Maturity (the "Extraordinary
     Cash Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Cash
     Component Interest Accrual Period.

               (ii) To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the Fair Market Value of the securities or other property received per share of Settlement Value Security based on the Average
     Execution Price and the Settlement Property shall include an amount of cash equal to the product of (1) the Fair Market Value per share of Settlement
     Value Security , (2) the Multiplier for the Settlement Value Security and
     (3) the number of Securities outstanding (the "Extraordinary Sale
     Component"). The Multiplier and the number of Securities outstanding will be determined as of the time the holders of the Settlement Value Security are entitled to receive the securities or other property. The Settlement
     Property shall also include accrued interest on the Extraordinary Sale
     Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of Holdings sells the securities or other property used to hedge Holdings' obligations under the Securities until the
     Stated Maturity (the "Extraordinary Sale Component Interest Accrual
     Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Sale Component Interest Accrual Period.

          (i) If other corporate events occur with respect to such issuer or a
Settlement Value Security, adjustments shall be made which, in the sole judgment of the Calculation Agent, are appropriate to reflect the economic substance of such events.

     The payment of an ordinary cash dividend by an issuer of a Settlement Value
Security, or if a Settlement Value Security is an ADR, by a foreign issuer of the underlying foreign share, from current income or retained earnings shall not result in an adjustment to the Multiplier.

     No adjustments of any Multiplier of a Settlement Value Security shall be required unless the adjustment would result in a change of at least .1% (.001)
in the Multiplier then in effect. Adjustments which result in a change of less than 1% (.001) shall be carried forward and included in the next adjustment, if any. The Multiplier resulting from any of the adjustments specified above shall be rounded at the Calculation Agent's discretion.

          6. Discontinuance of a Relevant Index

     In the case of notes whose performance is linked to an index or a basket of indices, if the publisher of a Relevant Index discontinues publication of such index and such publisher or another entity publishes a successor or substitute index (the "Successor Index") that the calculation agent determines, in its good faith judgment, to be comparable to the discontinued Relevant Index, then the
Calculation Agent shall calculate the Maturity Payment Amount, Redemption
Payment Amount or the Repurchase Payment Amount pursuant to Section 2 hereof by reference to the index level of such Successor Index at the Close of Trading on the NYSE, AMEX, Nasdaq or the relevant exchange or market for the Successor
Index on the date that any Closing Level is to be determined for any Relevant
Index.

     Upon any selection by the calculation agent of any successor index, the
Company will promptly give notice to the holders of the notes.

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     If the publisher of a Relevant Index discontinues publication of such index prior to, and such discontinuance is continuing on, the date any Closing Level is to be determined for any Relevant Index and the calculation agent determines that no Successor Index is available at such time, or if the publisher of such
Relevant Index fails to calculate and announce a Closing Level for the Relevant
Index on the date any Closing Level is to be determined, then, on such date, the
Calculation Agent shall determine the index to be used in computing the
Redemption Payment Amount, Repurchase Payment Amount or the Maturity Payment
Amount, as the case may be. The Redemption Payment Amount, Repurchase Payment
Amount and the Maturity Payment Amount shall be computed by the Calculation
Agent in accordance with the formula for and method of calculating the Relevant
Index last in effect prior to such discontinuance, using the Closing Level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the
Relevant Index on the primary organized U.S. exchange or quotation system.

          7. Alteration of Method of Calculating a Relevant Index

     If at any time the method of calculating a Relevant Index or a Successor
Index for such Relevant Index, or the Closing Level thereof, is changed in a material respect, or if the Relevant Index or a Successor Index for such
Relevant Index is in any other way modified so that such Relevant Index does not, in the opinion of the Calculation Agent, fairly represent the value of the
Relevant Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the
Close of Trading in New York City on the date that any Closing Level is to be determined for any Relevant Index, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Relevant Index or such
Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Redemption Payment Amount, Repurchase Payment
Amount or the Maturity Payment Amount, as the case may be, with reference to the
Relevant Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Relevant Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a level of the Relevant Index or such Successor Index as if it had not been modified (for example, if such split had not occurred).

          8. Definitions.

     Set forth below are the terms used in the Agreement and in this Annex A.

          "ADR" shall mean American Depositary Receipt.

          "Agreement" shall have the meaning set forth in the preamble to this
Agreement.

          "Alternative Redemption Amount" shall mean, per $1,000 Note, the product of (a) $1,000 and (b) the Settlement Value on the relevant Payment
Determination Date, divided by the Threshold Value.

          "AMEX" shall mean the American Stock Exchange LLC.

                                                                              12

          "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Notes.

          "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close, and, (a) if the Specified Currency is a Foreign Currency other than
Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign
Currency and (b) if the Specified Currency is Euros, a day on which the
Trans-European Automated Real-Time Gross Settlement Express Transfer System is
open. "Principal Financial Center" shall mean the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars,
Canadian dollars and Swiss francs, the Principal Financial Center will be New
York City, Sydney, Toronto and Zurich, respectively.

          "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial
Calculation Agent shall be Lehman Brothers Inc.

          "Calculation Day" shall mean (a) for payment at the Stated Maturity
Date, the Valuation Date, (b) for a payment upon a Repurchase, the date which is the number of Business Days equal to the Determination Period before the
Non-Delaying Event Repurchase Date or (c) for payment upon a Redemption, the date the Redemption Notice is given in accordance with the Indenture.

          "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

          "Closing Level", shall mean, when used with respect to any Relevant
Index on any Payment Determination Date, the official closing level of the
Relevant Index, the Successor Index for the Relevant Index or any security which is a component of any such index, as the case may be, at the Close of Trading for such day, as reported by the publisher of such index or the primary exchange on which any such security then trades, as the case may be.

          "Closing Price" shall mean, for each Settlement Value Security, as determined by the Calculation Agent based on information reasonably available to it:

          (i) If the Settlement Value Security is listed on a United States national securities exchange or quotation system or is a security quoted on
     Nasdaq, the last reported sale price per share at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value
     Security is listed or admitted to trading or Nasdaq, as the case may be.

          (ii) If the Settlement Value Security is listed or quoted on a non-United States securities exchange, quotation system (other than a bulletin board) or market, the last reported sale price at the Close of
     Trading, regular way, on such day, on the primary

                                                                              13

     exchange, quotation system or market on which such Settlement Value
     Security is listed, quoted or admitted to trading, as the case may be. The
     Closing Price per share shall then be converted into U.S. dollars using the
     Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time.
     If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

          (iii) If the Settlement Value Security is not listed on a national securities exchange or quotation system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price per share of the Settlement Value Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters
     Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

          "Company" shall have the meaning set forth in the preamble to this
Agreement.

          "Delaying Event" shall mean a Market Disruption Event for a Settlement
Value Security or a Relevant Index which occurs on the relevant Calculation Day.

          "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, the later of (a) the
Non-Delaying Event Redemption Date and (b) the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

          "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

          "Determination Period" shall have the meaning specified in the relevant Pricing Supplement.

          "Ending Multiplier" shall mean, for each Settlement Value Security, the initial Multiplier for such Settlement Value Security adjusted from time to time for the occurrence, prior to the Close of Trading on the relevant
Calculation Day, of any of the extraordinary corporate transactions described in
Section 4 of this Annex A.

          "Indenture" shall have the meaning set forth in the preamble to this
Agreement.

          "Index Weight" shall mean, if the Reference Equity is a basket of stock indices, for each Relevant Index, the number by which the Closing Level of such Relevant Index will be multiplied in order to calculate the Settlement
Value. The Index Weight relating to each

                                                                              14

Relevant Index included in the Reference Equity shall be specified in the relevant Pricing Supplement.

          "LIBOR" shall mean London Interbank Offered Rate.

          "London Business Day" shall mean any day in the United Kingdom that is a Saturday, a Sunday or a day on which the London Stock Exchange is not open for trading or banking institutions or trust companies in the City of London are authorized or obligated by law or parliamentary order to close.

          "Market Disruption Event", unless indicated otherwise in the relevant
Pricing Supplement, with respect to a Settlement Value Security or a Relevant
Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

          (1) (a) In the case of a Settlement Value Security, a material suspension of, or limitation imposed on trading relating to, such
     Settlement Value Security, or (b) in the case of a Relevant Index, a suspension of, or limitation imposed on trading relating to, the securities that then comprise 20% or more of such Relevant Index or any Successor
     Index, in each case, by the Relevant Exchange, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

          (2) A material suspension of or limitation imposed on trading in futures or options contracts relating to such Settlement Value Security or to such Relevant Index or any Successor Index, as the case may be, by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

          (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, (a) in the case of a Settlement Value Security, that Settlement Value Security, or (b) in the case of a Relevant Index, the securities that then comprise 20% or more of such Relevant Index or any
     Successor Index, in each case, on the primary U.S. exchange or quotation system on which that Settlement Value Security or those securities are traded, or in the case of a Settlement Value Security or a security not listed or quoted in the United States, on the primary exchange, quotation system or market for such Settlement Value Security or security, at any time during the one hour period that ends at the Close of Trading on such day.

          (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such
     Settlement Value Security or to such Relevant Index or any Successor Index, as the case may be, on the primary exchange or

                                                                              15

     quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of Trading on such day.

          (5) The closure of the primary exchange or quotation system on which,
     (a) in the case of a Settlement Value Security, that Settlement Value
     Security is traded or on which futures or options contracts relating to that Settlement Value Security are traded, or (b) in the case of a Relevant
     Index, securities that then comprise 20% or more of such Relevant Index or any Successor Index are traded or on which futures or options contracts relating to such Relevant Index or any Successor Index are traded, in each case, prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the primary exchange or quotation system and (ii) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of Trading on such day.

          (6) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

          If the Reference Equity (as specified in the relevant Pricing
Supplement) is a basket of common stocks or indices, a Market Disruption Event with respect to the basket will occur if a Market Disruption Event occurs with respect to any of the common stocks or indices included in the basket.

          For purposes of determining whether a Market Disruption Event has occurred:

          (i) the relevant percentage contribution of a security to the level of a Relevant Index or any Successor Index will be based on a comparison of
     (x) the portion of the level of the Relevant Index attributable to that security and (y) the overall level of the Relevant Index, in each case immediately before the occurrence of the Market Disruption Event.

          "Maturity Date" shall mean the Stated Maturity Date (except as otherwise provided in the case of an Extendible Note or a Renewable Note);
provided, that if a Market Disruption Event with respect to one or more of the
Settlement Value Securities or Relevant Indices, as the case may be, occurs on the Calculation Day, or if the Calculation Day is not a Scheduled Trading Day,
then the Maturity Date shall be postponed by a number of Business Days equal to the Determination Period after the date on which the Settlement Value is finally determined. In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

          "Maturity Payment Amount" shall have the meaning set forth in Section
3 of this Annex A.

          "Multiplier" shall have the meaning set forth in Section 4 of this
Annex A.

                                                                              16

          "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice, unless otherwise specified in the relevant Pricing Supplement..

          "Non-Delaying Event Repurchase Date" shall mean the date which is the number of Business Days equal to the Optional Repurchase Notice Period following the Business Day on which the Company receives notice of an Optional Repurchase from a Holder.

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Settlement Value
Security.

          "Optional Repurchase Notice Period" shall mean eight Business Days, unless otherwise specified in the relevant Pricing Supplement

          "Optional Repurchase Payment Amount" shall have the meaning set forth in Section 3 of this Annex A.

          "Optional Reset Date" shall have the meaning specified in the relevant
Pricing Supplement.

          "Payment Amount" shall mean the Maturity Payment Amount, the
Redemption Payment Amount or the Optional Repurchase Payment Amount, as the case may be.

          "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the
Closing Prices for all Settlement Value Securities or the Closing Levels for all
Relevant Indices, as the case may be, that have been subject to a Delaying Event have been determined.

          "Pricing Supplement" shall mean the pricing supplement issued by the
Company relating to the series of the Securities.

          "Redemption" shall mean the option of the Company to redeem, at any time on or after the date specified in the relevant Pricing Supplement, in whole or from time to time in part, the Securities.

          "Redemption Payment Amount" shall have the meaning set forth in
Section 3 of this Annex A.

          "Redemption Notice" shall mean the notice of Redemption mailed to the
Holders, as described in the relevant Pricing Supplement.

          "Reference Equity" shall mean the common stock, stock index, basket of common stocks or basket of stock indices specified as such in the relevant
Pricing Supplement.

          "Relevant Exchange" shall mean (a) for each Settlement Value Security, the primary United States national securities exchange, quotation system, including any bulletin

                                                                              17

board service, or market on which such Settlement Value Security is traded, or in case such Settlement Value Security is not listed or quoted in the United
States, the primary exchange, quotation system or market for such Settlement
Value Security and (b) for each Relevant Index, the primary exchange(s) or quotation system(s), including any bulleting board service(s), on which the securities included in such Relevant Index are traded.

          "Relevant Index" shall have the meaning set forth in Section 2 of this
Annex A.

          "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time until the earlier of (a) the date the Company gives the Redemption Notice or (b) the date which is the number of
Business Days equal to the Optional Repurchase Notice Period before the Stated
Maturity Date, in whole or from time to time in part, such holder's Securities.

          "Scheduled Trading Day" shall mean any day on which each Relevant
Exchange is scheduled to be open for trading for its respective regular trading session.

          "Securities" shall have the meaning set forth in the preamble to this
Agreement.

          "Settlement Property" shall mean the property described in Section 5 of this Annex A.

          "Settlement Value", when used with respect to any Payment
Determination Date, shall equal:

          (1) if the Reference Equity (as specified on the face hereof) is a common stock or a basket of common stocks, the sum of (a)(i) the products of the
Closing Prices and the applicable Ending Multipliers for each Settlement Value
Security for which a Delaying Event does not occur on the related Calculation
Day and for which the related Calculation Day is a Scheduled Trading Day or (ii)
if a Delaying Event occurs for a Settlement Value Security on the related
Calculation Day, or if the related Calculation Day is not a Scheduled Trading
Day, the product of the Closing Price for such Settlement Value Security on the next Business Day on which a Market Disruption Event does not occur for such
Settlement Value Security and the Ending Multiplier for such Settlement Value
Security and (b) in each case, any cash included in the Settlement Value on such
Calculation Day;

          (2) if the Reference Equity (as specified on the face hereof) is a stock index, the Closing Level of the Relevant Index so long as a Delaying Event does not occur for such Relevant Index on the related Calculation Day and the related Calculation Day is a Scheduled Trading Day. If a Delaying Event occurs for such Relevant Index on the related Calculation Day, or if the related
Calculation Day is not a Scheduled Trading Day, the Settlement Value shall equal the Closing Level of the Relevant Index on the next Business Day on which a
Market Disruption Event does not occur for such Relevant Index; or

          (3) if the Reference Equity (as specified on the face hereof) is a basket of stock indices, the sum of (i) the products of the Closing Levels and the applicable Index Weight for each Relevant Index for which a Delaying Event does not occur on the related Calculation Day and for which the related
Calculation Day is a Scheduled Trading Day or (ii) if a Delaying Event occurs for a Relevant on the related Calculation Day, or if the related Calculation Day is not a Scheduled Trading Day, the product of the Closing Level for such
Relevant Index on the next

                                                                              18

Business Day on which a Market Disruption Event does not occur for such Relevant
Index and the Index Weight for such Relevant Index.

          "Settlement Value Securities" shall have the meaning set forth in
Section 1 of this Annex A.

          "Stated Maturity Date" shall mean the date specified as such in the relevant Pricing Supplement.

          "Stock Settlement Option" shall mean the Company's option, exercisable in its sole discretion with not less than 15 days' notice to the Trustee and the registered holders of the Securities if so specified on the face hereof, to pay the Maturity Payment Amount in shares of the Reference Equity (and any other equity securities used in the calculation of the Settlement Value), rather than in cash.

          "Successor Index" shall have the meaning set forth in Section 6 of this Annex A.

          "Threshold Value" shall have the meaning set forth in the relevant
Pricing Supplement.

          "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, AMEX and Nasdaq and in the over-the-counter market for equity securities, as determined by the Calculation Agent.

          "Trustee" shall have the meaning set forth in the preamble to this
Agreement.

          "Valuation Date" shall mean the date specified as such in the relevant
Pricing Supplement; provided that if a Market Disruption Event occurs on such date, the Valuation Date shall be the next Business Day on which no Market
Disruption Event occurs.